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                                                                    EXHIBIT 4(Q)


                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT is made as of January 7, 2002, by and between Compass Bancshares, Inc., an Alabama banking corporation, as Depositor (the "Depositor"), and Chase Manhattan Bank USA, National Association, duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

         The Depositor and the Trustee hereby agree as follows:

         Section 1. THE TRUST. The trust created hereby shall be known as "Compass Trust III" (the "Trust"), in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         Section 2. THE TRUST ESTATE. The Depositor hereby assigns, transfers, conveys and sets over the Trustee the sum of Ten and No/100 Dollars ($10.00). The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustee may approve.

         Section 3. AMENDED AND RESTATED TRUST AGREEMENT. The Depositor, the Trustee and certain other parties will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below or in such other form as the Trustee and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate.

         Section 4. CERTAIN AUTHORIZATIONS. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a) the 1933 Act Registration Statement, including any pre-effective or post-effective amendments to such 1933 Act Registration Statement relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and certain other securities of the Depositor, (b) any preliminary prospectus or prospectus summary or supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act and (c) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of


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the Preferred Securities of the Trust under Section 12 of the Securities
Exchange Act of 1934, as amended; (ii) to file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the state securities or "Blue Sky" laws; and (iv) to execute on behalf of the Trust such other underwriting agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i),
(ii), or (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         Section 5. COUNTERPARTS. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 6. TRUSTEES. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirement of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty (30) days' prior notice to the Depositor.

         Section 7. GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law principles).

         Section 8. LIABILITY. The Trustee and its successors and assigns (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust's securities (the Trust, the Depositor and any holder of the Trust's securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary


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Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

                  The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust's securities might properly be paid.

         Section 9. INDEMNIFICATION. The Depositor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions. In case any such claim, demand, action, suit or proceeding shall be brought involving a Fiduciary Indemnified Person, the Fiduciary Indemnified Person shall promptly notify the Depositor of such claim, demand, action, suit or proceeding and the Depositor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Fiduciary Indemnified Person and the payment of all expenses. The Fiduciary Indemnified Person shall have the right to employ separate counsel in any such claim, demand, action, suit or proceeding and to participate in the defense thereof, but the reasonable counsel fees and expenses of such counsel shall not be paid by the Depositor unless (i) the employment of counsel by such Fiduciary Indemnified Person has been expressly authorized in writing by the Depositor, (ii) such Fiduciary Indemnified Person shall have reasonably concluded that there exists a conflict of interest between such Fiduciary Indemnified Person and the Depositor in the conduct of the defense of such action (in which case the Depositor shall not have the right to direct the defense of such action on behalf of such Fiduciary Indemnified Person) or (iii) the Depositor shall not in fact have employed counsel reasonably satisfactory to the Fiduciary Indemnified Person to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel used by such Fiduciary Indemnified Person shall be paid by the Depositor.

                  The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                  COMPASS BANCSHARES, INC.
                                           As Depositor


                                  By:      /s/ D. Paul Jones, Jr.
                                  ----------------------------------------------
                                           Name:    D. Paul Jones, Jr.
                                           Title:   Chairman and Chief Executive
                                                    Officer



                                  CHASE MANHATTAN BANK USA,
                                  NATIONAL ASSOCIATION,
                                           As Trustee


                                  By:      /s/ John J. Cashin
                                  ----------------------------------------------
                                           Name:    John J. Cashin
                                           Title:   Vice President







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